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                                                                 EXHIBIT (23)(C)
                CONSENT OF COUNCILOR, BUCHANAN & MITCHELL, P.C.
     We consent to the use in this Registration Statement of First Union Corporation on Form S-4 of our report dated February 10, 1993, relating to the consolidated financial statements of Home Federal Savings Bank and Subsidiaries for the years ended December 31, 1992 and 1991, appearing in the Prospectus, which is part of this Registration Statement.
     We also consent to the reference to us under the heading "Experts" in such Statement.
                                         COUNCILOR, BUCHANAN & MITCHELL, P.C.
Bethesda, Maryland
July 25, 1994